SMITH BARNEY SECTOR SERIES INC.
	Smith Barney Financial Services Fund
	Smith Barney Health Sciences Fund
	Smith Barney Technology Fund


Sub-Item 77c

Registrant incorporates by reference Registrant's Supplement to the Statement of Additional Information dated October 26, 2005 filed on OCTOBER 26, 2005.
(Accession No. 0001193125-05-235718)